                                                             Exhibit 10.22

                                  ALLSTATE BANK

                       SWEEP AGREEMENT SERVICE SUPPLEMENT

     This Sweep Agreement Service Supplement is dated as of October 11, 2006 and amends the Cash Management Services Master Agreement, as amended (the "Agreement") between Allstate Bank, formerly known as Allstate Federal Savings Bank ("Bank"), and certain other companies identified below (collectively, the "Companies" and each, a "Company").

     Definitions. For the purposes of this Agreement, the following are defined terms:

     BUSINESS DAY means any day on which Bank is open for general business other than a Saturday, Sunday or legal holiday.

     CHECKING ACCOUNT means, for each Company, the non-interest bearing checking account in such Company's name identified on Bank's records.

     MUTUAL FUND means, for each Company, the mutual fund made available by Bank and selected by such Company. The Mutual Fund shall be a no-load, open-end management investment company registered under the Investment Company Act that holds itself out as a money market fund. It shall not have a front-end or deferred sales charge and shall not provide for sales related expenses and/or service fees in excess of 0.25 of 1% of average net assets per annum. Bank is not responsible for recommending the Mutual Fund used by any Company under this Agreement and will not make any such recommendations. The selection of the Mutual Fund is solely the Company's responsibility.

     SWEEP ACCOUNT means an account at the Mutual Fund, which is linked to the Checking Account from which balances are moved pursuant to this Agreement.

     SWEEP AMOUNT means, on any Business Day, the collected balance of funds in a Company's Checking Account at the close of the immediately preceding Business Day, less any amount specified by the Company as a minimum balance that shall remain in the Company's Checking Account.

     INVESTMENT AUTHORIZATION; SWEEP SERVICE. The Companies authorize and instruct Bank to debit and credit their respective Checking Accounts in accordance with this Agreement. The Companies understand that Bank has entered into an Agreement with a mutual fund company and/or its affiliate to execute and clear all mutual fund brokerage transactions and that a Sweep Account will be opened at each Mutual Fund on each Company's behalf and for the purposes set forth in this Agreement. On each Business Day, Bank will determine the Sweep Amount for each Company and, if the Sweep Amount is positive and exceeds the Mutual Fund's minimum investment amount, will transfer the Sweep Amount into the Sweep Account as an investment on the Company's behalf in the Mutual Fund. If a Company's Sweep Amount is negative, Bank will redeem amounts in such Company's Sweep Account, in increments of $1,000, up to the Sweep Amount or the amount invested in the Mutual Fund, whichever is less. Upon direction from any Company, Bank will also will redeem amounts in such Company's Sweep Account, in increments of $1,000, up to the amount invested in the Mutual Fund. The sweep service provided hereunder does not include any investment advice.

     Dividends/Interest. Mutual Fund dividends are accrued daily and paid monthly. Any dividends will be credited to the Sweep Account once each month in the form of additional shares.

     Statements/Confirmations. A Sweep Account statement will be sent to each Company each month. In accordance with 12 C.F.R. Section 551.100, the statement will show:

          - each purchase and redemption effected for or with, and each dividend or distribution credited to or reinvested for, the Sweep Account during the period;

          -    the date of each transaction;

          - the identity, number, and price of any securities purchased or redeemed in each transaction;

          -    the total number of shares of the securities in the Sweep
               Account;

          - any remuneration Bank received or will receive in connection with the transaction; and

          - a statement concerning additional information or documents the Company may request in writing.

     The statement may be in more than one separate part and will be sent in lieu of a daily confirmation.

     APPLICABLE RULES AND REGULATIONS. All Mutual Fund transactions are subject to the rules, regulations, and usages of the exchange or market (and it's clearing house, if any) where executed, and any applicable federal or state laws, rules and regulations.

     PAYMENT UPON DEMAND. If after demand, any Company fails to pay any amounts owing Bank, Bank may close the Company's Sweep Account and/or liquidate the assets in an amount sufficient to pay the Company's indebtedness.

     ACKNOWLEDGEMENT. The Companies understand that fund balances held in the Sweep Account:

          -    are not insured by the FDIC;

          -    are not deposits or other obligations of Bank;

          -    are not guaranteed by Bank

          - are subject to investment risks, including possible loss of the principal invested.

     FEES. The Companies understand that Bank may perform various roles and services in connection with this Agreement and that Bank receives fees for such services. The fees Bank currently receives from the available Mutual Funds and their affiliates in connection with this Agreement is .25 of 1% of average net assets per annum. Upon request, Bank will advise the Companies of any changes in these fees. The Companies expressly consent to Bank's receipt of such fees and agree to pay Bank, in addition to the fees Bank receives from the Mutual fiend or third parties, the amount required to net Bank 0.50 of 1% of average net assets per annum. Fees charged to the Companies may be changed upon thirty day's prior written notice.

     LIMITATION OF LIABILITY. Bank shall not be liable for any damage, loss, liability or delay in the event that it is unable to sweep funds into or out of the Sweep Account on any given day, including as a result of the action or inaction of any Company or its agents, accidents, strikes, fire, flood, war, riot, equipment breakdown, electrical, mechanical or communication line failure, acts of God, acts or omission of third parties, market volatility, trading volumes, or any other cause which is beyond Bank's reasonable control. Bank's liability to any Company for any damage, loss, or liability, regardless of the form, shall not exceed the fees and charges incurred by such Company in connection with the Sweep Service for the one (1) month period prior to the time damages are suffered. The fees charged to the Companies for the performance of the Sweep Service shall be deemed to have been established in contemplation of these limitations on liability.

     PRESUMPTION OF RECEIPT OF COMMUNICATIONS. Each Company agrees to notify Bank immediately of any non-delivery of a monthly statement or any errors or discrepancies between the Company's records and the information Bank provides concerning the Company's accounts or transactions. If a Company does not notify Bank of any errors within a reasonable time (not to exceed 14 days) of the statement mailing date, the statement will be considered correct.

     TERMINATION. This Supplement may be terminated upon thirty day's prior written notice by any party to the others, or immediately with respect to any Company if its Checking Account is closed. Termination will not affect the rights or duties of any party arising out of transactions occurring prior to termination. In the event of termination, all Mutual Funds shares will be liquidated.

     SEVERABILITY. In the event any provision of this Agreement is declared invalid or unenforceable, the remainder of this Agreement shall continue in fii1 1 force and effect.

     ENTIRE AGREEMENT. This Supplement constitutes the entire agreement among the parties regarding the Sweep Sweep Service. Bank may change, delete or add to the terms and conditions of this Supplement upon 30 days written notice to the Companies. The Companies' continued use of the Sweep Account, after the effective date of the change, will indicate the Companies' agreement to the new terms and conditions.

                         NOTICE TO MUTUAL FUND COMPANIES

This is to advise you that each of the undersigned has instructed Bank to establish, on its behalf and as its agent, an account with you ("Account"). We appoint Bank as our exclusive agent to act for and on our behalf with respect to all matters regarding the Account. We acknowledge that no fiduciary relationship exists. You shall look solely to Bank with respect to orders or instructions regarding the Account. Any communications delivered to Bank shall be deemed to have been delivered to us. We agree to hold you harmless from and against any losses, costs or expenses arising in connection with the delivery or receipt by you of such communication(s) regarding the Account. The foregoing shall be effective as to the Account until written notice to the contrary is received by you and Bank.


IN WITNESS WHEREOF, the affected parties have executed this Supplement which is effective as of the date first above written.

Companies:

ALLSTATE LIFE INSURANCE COMPANY
ALLSTATE LIFE INSURANCE COMPANY
OF NEW YORK
LINCOLN BENEFIT LIFE COMPANY                ALLSTATE BANK


By:  /s/ Steven C. Verney                   By:  /s/ Clay S. Green
   ----------------------                      ---------------------

Name: Steven C. Verney                      Name:   Clay S. Green
                                                 -------------------

Title:    Treasurer                         Title: President
                                                  ------------------

By: /s/ Barry S. Paul
    -----------------

Name: Barry S. Paul

Title: Assistant Treasurer